Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition by Comverge, Inc. (“Comverge” or the “Company”) of Enerwise Global Technologies, Inc. (“Enerwise”) and Public Energy Solutions, LLC, Public Electric, Inc. and PES NY, LLC (collectively, “PES”) using the purchase method of accounting with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These pro forma statements were prepared as if the acquisitions described above had been completed as of January 1, 2006 for the statements of operations purposes and as of June 30, 2007 for balance sheet purposes. Comverge, Enerwise and PES all operate on a calendar basis.

On July 23, 2007, Comverge completed the acquisition of all of the outstanding Enerwise stock in exchange for $23.1 million in cash, net of cash acquired, $17.0 million in subordinated convertible promissory notes payable to Enerwise stockholders and 1,279,545 shares of Comverge common stock, valued at $36.9 million.

On September 29, 2007, Comverge completed the acquisition of all outstanding equity interest in PES in exchange for $9.3 million in cash, net of cash acquired, $3.0 million in subordinated convertible promissory notes payable to PES capital members and 34,129 shares of Comverge common stock, valued at $1.1 million.

The unaudited pro forma combined condensed financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined condensed financial statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisitions described above occurred on January 1, 2006 for statement of operations purposes and as of June 30, 3007 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations of the combined company. The unaudited pro forma combined condensed financial statements include adjustments, which are based on preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Enerwise and PES. The final allocation of the purchase price will be determined after the completion of the acquisitions and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. Any change in the fair value of the net assets of Enerwise or PES will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments for Enerwise or PES may differ materially from the pro forma adjustments presented here.

These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Comverge, Enerwise and PES, and should be read in conjunction with the Comverge historical financial statements and related notes in the Registration Statement on Form S-1, Amendment No. 9, (File No. 333-137813) filed with the SEC on April 12, 2007 and quarterly reports on Form 10-Q, with Enerwise historical financial statements and related notes on Form 8-K/A filed with the SEC on October 1, 2007 and with the PES historical financial statements and related notes included in this Form 8-K/A.

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Comverge, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet

As of June 30, 2007

(in thousands)

	Comverge	Enerwise	PES	Pro Forma Adjustments for Acquisitions		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$23,954	$937	$337	$(33,343	)(1)	$22,212
				30,327	(2)
Restricted cash	—	125	—	—		125
Short-term marketable securities	58,277	—	—	(30,327	)(2)	27,950
Accounts receivable, net	5,674	3,164	1,297	—		10,135
Inventory, net	1,945	—	253	—		2,198
Deferred costs	5,551	864	693	—		7,108
Other current assets	1,940	137	61	—		2,138

Total current assets	97,341	5,227	2,641	(33,343)		71,866
Marketable securities	4,657	—	—	—		4,657
Property and equipment, net	12,209	252	66	—		12,527
Intangible assets, net	169	83	726	(809	)(3)	19,273
				19,104	(4)
Goodwill	499	2,524	—	(2,524	)(3)	72,274
				71,775	(5)
Other assets	1,073	—	100	—		1,173

Total assets	$115,948	$8,086	$3,533	$54,203		$181,770

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,723	$2,119	$892	$—		$4,734
Deferred revenue	14,375	1,399	1,206	—		16,980
Accrued expenses	3,062	1,817	111	—		4,990
Short-term debt	—	—	1,583	(1,583	)(6)	—
Other current liabilities	1,728	40	168	—		1,936

Total current liabilities	20,888	5,375	3,960	(1,583)		28,640
Long-term liabilities
Deferred revenue	—	—	2,942	(2,942	)(7)	—
Debt	5,634	—	—	20,000	(8)	25,634
Other liabilities	1,137	450	—	(372	)(9)	1,215

Total long-term liabilities	6,771	450	2,942	16,686		26,849
Redeemable convertible preferred stock	—	7,108	—	(7,108	)(10)	—
Stockholders’ equity (deficit)	88,289	(4,847)	(3,369)	8,216	(11)	126,281
				37,992	(12)

Total liabilities and stockholders’ equity (deficit)	$115,948	$8,086	$3,533	$54,203		$181,770

See accompanying notes to unaudited pro forma combined condensed financial information.

Comverge, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Year Ended December 31, 2006

(in thousands, except share and per share data)

	Comverge	Enerwise	PES	Pro Forma Adjustments for Acquisitions		Pro Forma Combined
Revenue	$33,873	$11,121	$7,790	$—		$52,784
Cost of revenue	16,897	7,324	5,430	—		29,651

Gross profit	16,976	3,797	2,360	—		23,133
Operating expenses
General and administrative expenses	13,934	3,453	2,903	(71	)(13)	22,777
				2,558	(14)
Marketing and selling expenses	7,912	907	962	—		9,781
Research and development	790	—	—	—		790

Operating loss	(5,660)	(563)	(1,505)	(2,487)		(10,215)
Interest expense (income), net	390	(41)	140	1,100	(15)	1,447
				(142	)(16)
Other expense	64	—	—	—		64

Loss before income taxes	(6,114)	(522)	(1,645)	(3,445)		(11,726)
Provision for income taxes	46	69	—	(69	)(17)	46

Net loss	$(6,160)	$(591)	$(1,645)	$(3,376)		$(11,772)

Net loss per share
Basic and diluted	$(1.89)					$(2.57)

Weighted average number of shares outstanding	3,262,366			1,313,674	(18)	4,576,040

See accompanying notes to unaudited pro forma combined condensed financial information.

Comverge, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Six Months Ended June 30, 2007

(in thousands, except share and per share data)

	Comverge	Enerwise	PES	Pro Forma Adjustments for Acquisitions		Pro Forma Combined
Revenue	$10,354	$8,815	$2,225	$—		$21,394
Cost of revenue	6,140	6,501	1,502	—		14,143

Gross profit	4,214	2,314	723	—		7,251
Operating expenses
General and administrative expenses	8,763	2,011	1,089	(57	)(19)	13,085
				1,279	(20)
Marketing and selling expenses	4,062	753	402	—		5,217
Research and development	629	—	—	—		629

Operating loss	(9,240)	(450)	(768)	(1,222)		(11,680)
Interest expense (income), net	(439)	(35)	72	550	(21)	75
				(73	)(16)
Other expense	71	—	—	—		71

Loss before income taxes	(8,872)	(415)	(840)	(1,699)		(11,826)
Provision for income taxes	14	34	—	(34	)(17)	14

Net loss	$(8,886)	$(449)	$(840)	$(1,665)		$(11,840)

Net loss per share
Basic and diluted	$(0.94)					$(1.10)

Weighted average number of shares outstanding	9,466,726			1,313,674	(18)	10,780,400

See accompanying notes to unaudited pro forma combined condensed financial information.

Comverge, Inc.

Notes to Unaudited Pro Forma Combined Condensed Financial Information

(in thousands, except share and per share data)

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma combined condensed balance sheet is based on historical balance sheets of Comverge, Inc. and Subsidiaries (“Comverge”), Enerwise Global Technologies, Inc. and Subsidiaries (“Enerwise”) and the entities that comprise Public Energy Solutions (“PES”) has been prepared to reflect the merger as if the acquisition took place on June 30, 2007 and combines Comverge’s unaudited balance sheet at June 30, 2007 with Enerwise’s unaudited balance sheet at June 30, 2007 and PES’ unaudited balance sheet at June 30, 2007.

The unaudited pro forma combined condensed statements of operations reflect the combined results of operations of Comverge, Enerwise and PES for the year ended December 31, 2006 and the six months ended June 30, 2007, in both cases as if the acquisition had occurred on January 1, 2006.

You should not rely on the selected unaudited pro forma combined condensed financial information as being indicative of the historical results that would have occurred had Comverge, Enerwise and PES been combined during these time periods or the future results that may be achieved after the acquisitions.

There were no transactions between Comverge and Enerwise, Comverge and PES, nor Enerwise and PES during the periods presented. There are no significant differences between the accounting policies of Comverge, Enerwise and PES.

Note 2: Preliminary Purchase Price

On July 23, 2007, Comverge completed the acquisition of Enerwise for $77.0 million in consideration, comprised of $23.1 million in cash, net of cash acquired, $17.0 million in subordinated convertible promissory notes payable to Enerwise stockholders and 1,279,545 shares of Comverge common stock, valued at $36.9 million. In accordance with Emerging Issues Task Force (“EITF”) No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination, the fair value of Comverge common stock to be issued was determined using an average price of $28.82, which was the average closing price of Comverge common stock for a few days before and after the terms of the merger agreement were agreed to and announced.

On September 29, 2007, Comverge completed the acquisition of PES for $13.4 million in consideration, comprised of $9.3 million in cash, net of cash acquired, $3.0 million in subordinated convertible promissory notes payable to PES capital members and 34,129 shares of Comverge common stock, valued at $1.1 million. In accordance with EITF No. 99-12, the fair value of Comverge common stock to be issued was determined using a price of $32.86.

The estimated direct transaction cost consists primarily of legal and accounting fees and other external costs related directly to the acquisitions. The preliminary purchase price for Enerwise and PES as of June 30, 2007 is summarized as follows:

	Enerwise	PES
Cash consideration, net of cash acquired	$23,116	$8,964
Subordinated convertible notes	17,000	3,000
Stock consideration	36,871	1,121
Direct transaction costs	871	392

Total preliminary purchase price	$77,858	$13,477

Note 3: Preliminary Purchase Price Allocation

For pro forma purposes, the total estimated purchase price will be allocated to Enerwise’s and PES’ net tangible and identifiable intangible assets based on their estimated fair values as of June 30, 2007. The Company will amortize certain intangible assets over the estimated useful lives using the straight-line method, which approximates the projected utility of such assets based upon the information available. The excess of the purchase price over the fair value of net assets acquired has been classified as goodwill. The preliminary allocations of the estimated purchase prices as of June 30, 2007 is as follows:

	Enerwise
	Fair Value	Useful Life	Estimated Annual Amortization
	(in thousands)	(in years)	(in thousands)
Net tangible assets acquired	$26
Identifiable intangible assets
Customer relationships	7,569	10	$757
Technology	2,736	4	684
Trade names and trademarks	2,758	Indefinite	—
Goodwill	64,769	Indefinite	—

Aggregate preliminary purchase price	$77,858		$1,441

	PES
	Fair Value	Useful Life	Estimated Annual Amortization
	(in thousands)	(in years)	(in thousands)
Net tangible assets acquired	$430
Identifiable intangible assets
Contracts acquired	5,585	5	$1,117
Non-compete agreements	456	Indefinite	—
Goodwill	7,006	Indefinite	—

Aggregate preliminary purchase price	$13,477		$1,117

The unaudited pro forma combined financial information reflects a preliminary allocation of the purchase price. The estimated fair values of the assets acquired and liabilities assumed are not yet complete and are subject to future adjustments. The final purchase price allocation will be based on Enerwise’s closing balance sheet as of July 23, 2007 and PES’ closing balance sheet as of September 29, 2007. The significant items which could change are tangible and intangible assets, goodwill, and commitments and contingencies. The valuations of these significant items are currently underway and we expect the valuations to be complete by the filing of the Company’s Form 10-K for the year ended December 31, 2007.

Note 4: Pro Forma Net Loss Per Share

The pro forma basic and diluted loss per share are based on the weighted average number of shares of Comverge common stock outstanding during each period and the number of shares of Comverge common stock issued in connection with the acquisitions of Enerwise and PES.

Also, 191,183 shares and 204,777 shares are held in escrow as contingent consideration related to the future operating performance of Enerwise and PES, respectively. Although the escrow shares are classified as issued and outstanding at June 30, 2007 and December 31, 2006, they are considered contingently returnable until the restrictions lapse and are not included in the basic net loss per share calculation until the shares are vested. The

Company’s unvested escrow shares would have been included in the diluted shares outstanding calculation but are not as a result of their anti-dilutive effect due to the net loss for both periods.

	Comverge Weighted Average Shares	New Comverge Shares Issued for Enerwise Acquisition	New Comverge Shares Issued for PES Acquisition	Pro Forma Combined Weighted Average Shares
Shares outstanding as of December 31, 2006	3,262,366	1,279,545	34,129	4,576,040
Shares outstanding as of June 30, 2007	9,466,726	1,279,545	34,129	10,780,400

Note 5: Pro Forma Adjustments

The unaudited pro forma combined statements of operations reflect the combined results of operations of Comverge, Enerwise and PES for the year ended December 31, 2006 and the six months ended June 30, 2007 as if the acquisition had occurred on January 1, 2006. The unaudited pro forma combined balance sheet assumes that the acquisitions took place on June 30, 2007 and combines Comverge’s unaudited balance sheet as of June 30, 2007 with Enerwise’s and PES’ unaudited balance sheets as of June 30, 2007.

The following adjustments are reflected in the unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheet to reflect the estimated impact of the merger on the historical combined results of Comverge, Enerwise and PES.

(1)	Adjustment includes $23,116 of cash used for the acquisition of Enerwise and payment for professional services related to the acquisition of $871. Adjustment also includes $8,964 of cash used for the acquisition of PES and payment for professional services related to the acquisition of $392.

(2)	Adjustment reflects the liquidation of marketable securities to fund the cash consideration for the Enerwise and PES acquisitions, based on Comverge’s actual activity during the third quarter of 2007.

(3)	To eliminate Enerwise’s existing goodwill ($2,524) and intangible assets ($83) and PES’ existing intangible assets ($726).

(4)	Adjustment to reflect Enerwise intangible assets identified and the fair values assigned of $13,063, which are preliminary and subject to completion of our fair value assessment. Adjustment also reflects PES intangible assets identified and the fair values assigned of $6,041, which are preliminary and subject to completion of our fair value assessment.

(5)	Adjustment reflects estimated goodwill of $64,769 from the Enerwise acquisition and $7,006 from the PES acquisition after allocating the purchase price to the fair value of identifiable net assets acquired.

(6)	Adjustment to eliminate PES’ debt repaid as a use of the cash consideration given in accordance with the terms of the equity purchase agreement.

(7)	To eliminate PES deferred revenue in accordance with EITF No. 01-03, Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree.

(8)	Adjustment to add the subordinated convertible promissory notes issued to Enerwise shareholders of $17,000 and to the PES shareholders of $3,000 as a portion of the consideration provided related to the acquisition.

(9)	Adjustment to reflect deferred income taxes as if the Enerwise acquisition occurred on June 30, 2007.

(10)	Adjustment to eliminate Enerwise’s redeemable convertible preferred stock, in accordance with the purchase agreement.

(11)	Adjustment to eliminate Enerwise’s shareholders’ deficit of $4,847, in accordance with the purchase agreement and to eliminate PES’ members’ capital of $3,369, in accordance with the equity purchase agreement.

(12)	Adjustment of $36,871 to reflect the issuance of 1,279,545 shares of Comverge common stock to Enerwise shareholders and $1,121 to reflect the issuance of 34,129 shares of Comverge stock to PES capital members as part of the acquisition consideration.

(13)	To eliminate Enerwise’s and PES’ amortization of intangibles of $14 and $57, respectively, due to the write-off of all intangible assets which would have occurred had the acquisition occurred at the beginning of the period.

(14)	To record amortization expenses for Enerwise and PES of $1,441 and $1,117, respectively, related to intangible assets acquired as part of the merger.

(15)	Adjustment to increase interest expense for new debt issued in connection with the Enerwise acquisition of $965 and the PES acquisition of $135 as if the acquisition occurred at the beginning of the period.

(16)	Adjustment to eliminate the interest expense as a result of the repayment of PES’ existing debt which would have occurred had the acquisition occurred at the beginning of the period.

(17)	Adjustment to eliminate the income tax expense as a result of the write-off of Enerwise’s existing goodwill which would have occurred had the acquisition occurred at the beginning of the period.

(18)	Adjustment to reflect the issuance of 1,279,545 shares of common stock pursuant to the Enerwise agreement and plan of merger dated June 27, 2007, and the issuance of 34,129 shares of common stock pursuant to the PES equity purchase agreement dated September 29, 2007, assuming issuance at the beginning of the period. See Note 4 for further discussion of the pro forma net loss per share.

(19)	To eliminate Enerwise’s and PES’ amortization of intangibles of $29 and $28, respectively, due to the write-off of all intangible assets which would have occurred had the acquisition occurred at the beginning of the period.

(20)	To record amortization expenses for Enerwise and PES of $720 and $559, respectively, related to intangible assets acquired as part of the merger.

(21)	Adjustment to increase interest expense for new debt issued in connection with the Enerwise acquisition of $468 and the PES acquisition of $82 as if the acquisition occurred at the beginning of the period.